Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 30, 2013 relating to the combined statements of comprehensive income and the related statement of cash flows, which appears in the Knowles Corporation’s Registration Statement on Form 10, Amendment No. 5, dated February 6, 2014.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 3, 2014